Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Dennis Polk	Jim Estill
CFO and Sr. VP of Corporate Finance	President and CEO
SYNNEX Corporation	EMJ Data Systems Ltd.
Telephone: (510) 656-3333	Telephone: (519) 837-2444, ext. 213
E-mail: dennisp@synnex.com	E-mail: jestill@emj.ca

SYNNEX AND EMJ ANNOUNCE BUSINESS COMBINATION TO CREATE NEW DISTRIBUTION LEADER

FREMONT, CA and GUELPH, ON – July 14, 2004 – SYNNEX Corporation (NYSE: SNX), through its subsidiary, SYNNEX Canada Limited, and EMJ Data Systems Ltd. (TSX: EMJ) today jointly announced that they have entered into a definitive business combination agreement in which a wholly owned subsidiary of SYNNEX Canada will acquire EMJ in an all-cash public take-over bid for 100% of the EMJ common shares, for a purchase price of CDN $6.60 per share, or approximately CDN $56 million in the aggregate, assuming 8.5 million EMJ common shares are outstanding and tendered at closing.

The combined company will become a new distribution leader in the Canadian market. SYNNEX Canada will contribute its expertise in the distribution of broad line technology products to resellers and system builders and EMJ will contribute its expertise in the distribution of computer products and peripherals, especially niche-market products for Apple, bar coding/auto-ID/point-of-sale, build-to-order, digital video, networking and security applications.

“We are delighted with the business combination of SYNNEX Canada and EMJ,” stated Robert Huang, President and CEO of SYNNEX Corporation. “EMJ is highly regarded for the quality of its management team and staff, as well as the breadth of its product offerings and depth of its customer relationships. By combining the extensive personnel expertise, product lines and services of EMJ with SYNNEX Canada’s strengths and capabilities, we are committed to bringing our customers an exceptional range of products and services. Net of acquisition and integration costs, the acquisition of EMJ is expected to add to our earnings per share as well as contribute to an increase in our gross profit margins.”

Jim Estill, CEO of EMJ Data Systems Ltd will lead the combined Canadian business as CEO of SYNNEX Canada and also lead EMJ into Barcode, POS and autoID in the USA. Estill stated, “I believe this offer is very good for EMJ shareholders. I have made a long-term commitment to lead SYNNEX Canada and look forward to the challenge. This is a decisive move that accelerates our strategy and positions us to win by offering even greater value to our customers and partners.

We will continue to offer the high expertise and personal touch that our customers have come to love.”

Mitchell Martin of SYNNEX Canada will continue to lead the Broad Line Distribution Division as President. Martin stated, “Additional cost synergies and product lines will further our price leadership in the marketplace while reducing the supply chain costs of our vendor partners. I look forward to working with Jim Estill to promote the positive synergies of the business combination to our primary stakeholders.”

SYNNEX Canada has agreed to make an offer by way of public take-over bid for all outstanding common shares of EMJ, including common shares issuable upon the conversion or exercise of options and other convertible securities. Each of the Independent Committee and the Board of Directors of EMJ has concluded that the SYNNEX Canada offer is fair to the minority shareholders of EMJ, in the best interests of EMJ and has unanimously approved the offer. The Board of Directors of EMJ will recommend that EMJ shareholders tender their shares to the offer. The Board of Directors received an independent fairness opinion from Northern Securities Inc. that the SYNNEX Canada offer is fair, from a financial point of view, to the minority shareholders of EMJ. Jim Estill, CEO of EMJ, who controls more than 45% of the common shares of EMJ on a fully-diluted basis and approximately 35% of the outstanding Series A preference shares of EMJ, has entered into a lock-up agreement and has agreed to tender his common shares to the SYNNEX Canada offer.

It is anticipated that the offer will be mailed within two weeks subject to satisfaction of certain conditions with completion scheduled within the next 90 days. Once mailed, the offer will be open for at least 35 days unless withdrawn or extended. Completion of the offer will be conditional upon 66- 2/3% of the outstanding EMJ common shares, calculated on a fully diluted basis, being tendered, as well as other customary conditions including receipt of all necessary regulatory consents and approvals.

Under certain circumstances, a break-up fee of CDN $2.5 million is payable by EMJ; however, the lock-up agreement with Mr. Estill does not preclude him from tendering his shares to a superior proposal to acquire EMJ’s common shares, if one is made. In addition, a CDN $2.5 million non-completion fee will be payable by SYNNEX Canada to EMJ in certain circumstances.

About SYNNEX Corporation

Founded in 1980, SYNNEX Corporation is a global IT supply chain services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX offers product distribution, related logistics services and contract assembly and works with the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

About SYNNEX Canada Limited

SYNNEX Canada Limited is a leading distributor of technology products to resellers and system builders throughout Canada. SYNNEX Canada endeavors to support the growth of its partners with business development and educational services, expert technical support, flexible financing options, certified configuration services, and e-business solutions. The company is a wholly owned subsidiary of SYNNEX Corporation.

About EMJ Data Systems Ltd.

EMJ Data Systems Ltd., headquartered in Guelph, Ontario, is a Canadian, publicly owned distributor of computer products and peripherals. EMJ specializes in niche-market products for Apple, Bar Coding/Auto-ID/Point-of-Sale, Build-To-Order, Digital Video, Networking and Security

applications. EMJ has Canadian branch offices in Vancouver, Calgary, Winnipeg, Montreal, and Halifax, as well as one office in the United States. EMJ’s common shares are traded on the Toronto Stock Exchange (TSX) under the symbol EMJ. For more information about EMJ, visit www.emj.ca.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation which are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should and the negative of these terms or other similar expressions. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements, including statements regarding SYNNEX’s expectations as to the ability of the combined company to become a distribution leader in Canada and other markets, SYNNEX’s expectations as to the acceleration of its strategy and market position provided by the business combination, any increase in SYNNEX’s earnings per share and gross profit margins, any synergies associated with the business combination and any reduction in supply chain costs of SYNNEX’s vendor partners, the ability to successfully integrate EMJ, the impact of competition and changes in technology, changes in SYNNEX’s business plans and other risks detailed from time to time in SYNNEX’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended May 31, 2004. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will occur. Statements included in this press release are based upon information known to SYNNEX Corporation and EMJ Data Systems Ltd. as of the date of this release, and SYNNEX Corporation and EMJ Data Systems Ltd. assume no obligation to update information contained in this press release.

SYNNEX and the SYNNEX logo are trademarks of SYNNEX Corporation or its subsidiaries and should be treated as such. All rights reserved. All other company names mentioned herein are trademarks of their respective owners.

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